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                                                                    Exhibit 10.6


                                 PROMISSORY NOTE
                                 ---------------

$714,150                                                   _______________, 1997

     FOR VALUE RECEIVED, the OHIO STATE FINANCIAL SERVICES, INC. EMPLOYEE STOCK OWNERSHIP PLAN ("Borrower") promises to pay to the order of OHIO STATE FINANCIAL SERVICES, INC. ("Lender"), in accordance with the terms hereof, the principal sum of Seven Hundred Fourteen Thousand One Hundred Fifty Dollars ($714,150) together with interest thereon from and after the date hereof at the rate of _____ and _____ hundredths percent (____%) per annum.

     Said principal and interest shall be due and payable as follows:

     (i) principal shall be due and payable in ten equal annual installments of Seventy-One Thousand Four Hundred Fifteen Dollars ($71,415) each, commencing on December 31, 1997, and continuing on the same date of each of the next nine calendar years thereafter; and

     (ii) accrued interest shall be due and payable in full on the due date of each principal installment hereunder.

     Borrower may at any time prepay the indebtedness evidenced hereby; provided, however, that (i) notwithstanding anything contained herein to the contrary, the aggregate amount of payments made hereunder in any plan year of the Borrower shall in no event exceed the maximum amount permitted under 26 C.F.R. Sec. 54.4975-7(b)(5); and (ii) no prepayment shall excuse Borrower from making principal and interest payments subsequently scheduled hereunder.

     Borrower shall use the proceeds of the loan evidenced by this Note solely for the purpose of acquiring common shares of the Lender that constitute "qualifying employer securities" as defined in 26 C.F.R. Section 54.4975-12.

     Borrower shall be in default hereunder and an event of default (an "Event of Default") shall be deemed to have occurred if (i) Borrower fails to make any installment of principal or interest when due and payable hereunder and such failure continues unremedied for a period of 10 days after written notice of such default has been delivered by Lender to Borrower, or (ii) an Event of Default occurs under the Pledge Agreement (as hereinafter defined).

     Upon the occurrence of an Event of Default hereunder, Lender may then or at any time thereafter during the continuance of the event of default, at its option, exercise any of the rights or remedies available to it under applicable law, this Note or the Pledge Agreement; provided, however, that Lender shall not be entitled to exercise any right or remedy that would cause the loan evidenced by this Note to become a "non-exempt loan" as defined in 26 C.F.R. Section 54.4975-7(b)(1).

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     This Note is secured by an ESOP Stock Pledge Agreement of even date herewith between the Lender and the Borrower (the "Pledge Agreement"). Notwithstanding anything contained herein to the contrary, this Note and the loan evidenced hereby are non-recourse to the Borrower. The Borrower shall not be personally liable for the payment of any sums due under this Note, and liability for payment of any such sums shall not be enforceable against any property of the Borrower, other than the Collateral (as defined in the Pledge Agreement), and the Lender's recourse against Borrower shall be limited to such Collateral. This limitation of liability, however, shall not prejudice the right of the Lender to enforce the pledge and security interest granted with respect to the Collateral under the Pledge Agreement.

     No delay or omission by the Lender in exercising any right or remedy shall be a waiver of such right or remedy or any other rights or remedies, or of any event of default. A waiver of a right or remedy or of an event of default on one occasion shall not be construed as a bar or waiver on any other occasion. If any provision of this Note is held invalid, such provision will be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the other provisions of this Note.

     Presentment for payment, demand for payment, notice of default or dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance, default, endorsement and enforcement of this Note, except for notices expressly provided for in this Note, are hereby waived.

     This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                        OHIO STATE FINANCIAL SERVICES, INC.
                                        EMPLOYEE STOCK OWNERSHIP PLAN

                                        By: FIRST BANKER TRUST COMPANY,
                                            N.A., TRUSTEE

                                        By:
                                           -------------------------------------
                                           Carmen Walch
                                           Its: Trust Officer


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